UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2011 (September 28, 2011)

DELCATH SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16133	06-1245881
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 Seventh Avenue

35th Floor

New York, New York 10019

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 489-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2011, Delcath Systems, Inc. (the “Company”) and David A. McDonald, Executive Vice President, Business Development of the Company, entered into an agreement outlining the terms and conditions of Mr. McDonald’s international assignment. Mr. McDonald will initially be located in Galway, Ireland and assigned to Delcath Systems Limited, a wholly-owned subsidiary of the Company. Mr. McDonald will remain an employee of the Company during the term of his international assignment, which begins October 15, 2011 and ends, unless sooner terminated, on October 8, 2012.

During his international assignment, Mr. McDonald will continue to be paid his current annual base salary of $333,125 (USD) subject to future adjustments in accordance with the Company’s annual review process. He received a $66,625 (USD) one-time expatriate assignment bonus, which is subject to forfeiture, on a pro-rata basis, if his employment is terminated for cause or he resigns without good reason prior to the end of his international assignment term. Mr. McDonald will continue to be eligible to (i) participate in the Company’s Annual Incentive Plan (“AIP”) with a target bonus percentage of 40% of his base salary for fiscal 2011, (ii) receive equity incentive awards pursuant to the Company’s Long Term Incentive Plan, and (iii) participate in the Company’s employee benefit programs, to the extent he remains eligible. Mr. McDonald will also be entitled to various allowances and reimbursements in connection with his international assignment including: reasonable housing and automobile assistance, travel allowances, relocation and moving assistance, tax service assistance and tax-equalization benefits. The Company is also obligated to provide Mr. McDonald with relocation assistance for his move back to the United States upon completion of his assignment. Mr. McDonald’s employment will continue “at will”; provided, however, if Mr. McDonald’s employment is terminated without cause or he resigns without good reason or, if, upon completion or early termination of his international assignment, the Company is unable to or does not offer Mr. McDonald a comparable position or he does not accept a position with the Company, the Company is obligated to pay Mr. McDonald his annual base salary and housing budget pro-rated for his last partial month of employment, any accrued and unused vacation in accordance with Company policy, reimbursement of business expenses incurred, and any earned and unpaid incentive bonus under the Company’s AIP.

In connection with his international assignment, Mr. McDonald entered into the Company’s standard form of employee confidentiality and restrictive covenant agreement; previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 26, 2011.

The foregoing description of the terms of Mr. McDonald’s international assignment and continued employment with the Company is qualified in its entirety by reference to the letter agreement between the Company and Mr. McDonald, dated September 28, 2011, attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Letter Agreement between Delcath Systems, Inc. and David A. McDonald, dated September 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2011

DELCATH SYSTEMS, INC.

By:	/s/ Peter J. Graham
Name:	Peter J. Graham
Title:	Executive Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement between Delcath Systems, Inc. and David A. McDonald, dated September 28, 2011